                             Foreign Utility Acquistions by U.S. Companies

             FOREIGN UTILITY ACQUISITIONS BY U.S. COMPANIES
                         1995 - FEBRUARY 2000/1/

                                                      Acquirer Cost
Acquirer/Project/Country           Year               ($million)         Ownership

Southern-SWEB-UK                   1995               $1,800             100%

PacifiCorp-PowerCor-Australia      1995                1,600             100%

Texas Utilities-Eastern            1995                1,600             100%
Energy-Australia

UtiliCorp-United Energy-           1995                  600             50%
Australia

CSW-SEEBOARD-UK                    1996                2,500             100%

Dominion Resources-East            1996                2,200             100%
Midlands-UK

MidAmerican Energy-Northern        1996                  910             70%
Electric-UK

Cinergy-Midlands-UK                1996                1,300             50%

GPU-Midlands-UK                    1996                1,300             50%

Entergy-CitiPower-Australia        1996                1,200             100%

GPU-PowerNet-Australia             1997                1,900             100%

Southern-CEPA-Asia                 1997                3,400             100%

Entergy-London Electricity-UK      1997                2,100             100%

AES-Companhia Centro Oeste de      1997                1,370             90%
Distribuicao de Energia
Electrica-Brazil

AEP-Yorkshire Electricity-UK       1997                1,200             50%

PSC Colorado-Yorkshire             1997                1,200             50%
Electricity-UK

Southern-BEWAG-Germany             1997                  820             26%

PSEG-Rio Grande Energia-Brazil     1997                  500             33%

AES-Light Servicos de              1996-1997             470             13.75%
Electriciadade-Brazil/2/

Texas Utilities-Energy Group-UK    1998                7,400             100%

Enron-Elektro Electriciolade e     1998                1,300             100%
Servicos S.A.-Brazil

Reliant-Corelca-Columbia           1998                  420             32.5%

Reliant-UNA-Netherlands            1999                2,400             100%

Texas Utilities-Westar/Kinetik     1999                1,020             100%
-Australia

British Gas-Comgas-Brazil          1999                  940             64%

Edison Mission-Contact Energy      1999               6,250              40%
-New Zealand

Sempra Energy-Chilquinta S.A.-     1999                 415              45%
Chile

PSEG-Chilquinta S.A.-Chile         1999                 415              45%

GPU-Transmission Pipelines         1999                 675              100%
Australia-Australia

AES-National Power Drax            1999               3,000              100%
Limited-UK

Duke Energy-Companhia de           1999                  80              100%
Energia Electrica
Paranapanema-Brazil

Edison Mission-Ferrybridge and     1999               2,030              100%
Fiddlers Ferry Power Stations-UK

Potomac Electric Power Co          1999                 724              100%
("PEPCO")-gas transmission
networks-The Netherlands

AES-Tiete-Brazil                   1999                 486              61%

UtiliCorp-Trans Alta Corp.         2000                 450              100%
electric assets-Alberta

PEPCO-gas distribution assets      2000                 525              100%
-The Netherlands


                        Secondary Sales By Or To U.S. Utilities

                 SECONDARY SALES BY OR TO U.S. UTILITIES
                          1995 - FEBRUARY 2000/3/

                                                 Acquirer Cost
Acquirer/Project/Seller      Year                ($ millions)         Ownership

PowerGen-East Midlands       1998                $3,200               100%
-Dominion Resources

Electricite de France-       1998                 3,180               100%
London Electricity-Entergy

AEP-Citipower-Entergy        1998                 1,100               100%

GPU-Midlands-Cinergy         1999                   700                50%

Duke Energy-certain Latin    1999                   405               100%
American electric generation
facilities-Dominion Resources

PP&L Resources-SWEB         1996-1998               400                51%
Southern/4/


                                ENDNOTES

/1/ Includes completed and announced privatizations and acquisitions of foreign utility companies or assets where purchase price at least $400 million. All data based on publicly available information.

/2/ AES acquired its 13.75% interest in two transactions (May 1996 and January 1997).

/3/ Includes completed and announced transactions where purchase price at least $400 million. All data is based on publicly available information.

/4/ Southern sold an aggregate 51% interest in SWEB to PP&L Resources in two transactions (July 1996 and June 1998).